Schedule 6.16

To Credit Agreement

Subsidiaries and Minority Interests

Company Name

Ameriphone, Inc.
Emtel, S.A.
Frederick Electronics Corporation
Pacific Plantronics, Inc.
Plamex, S.A. de C.V.
Plantronics A.G.
Plantronics Acoustics Italia, S.r.l.
Plantronics B.V.
Plantronics B.V. Sales
Plantronics Canada Limited
Plantronics e-Commerce, Inc.
Plantronics France S.A.R.L.
Plantronics Futurecomms, Inc.
Plantronics GmbH
Plantronics Holdings Limited
Plantronics International do Brasil, Ltda.
Plantronics Japan Ltd.
Plantronics Limited
Plantronics Nordic AB
Plantronics Pty. Ltd.
Plantronics Singapore Pte. Ltd.
Plantronics Spain, S.L.
Plantronics Telecomunicacoes Ltda